                                                                     Exhibit 4.3
                               FACE OF SECURITY

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY IS $574.10, THE ISSUE DATE IS JUNE 23, 2000, THE YIELD TO MATURITY IS 5.00%.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THIS SECURITY AND THE SHARES OF CLASS B COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF CLASS B COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH UNIVERSAL HEALTH SERVICES, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS SECURITY AND THE SHARES OF CLASS B COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY

BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (E) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     [THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.]

                        UNIVERSAL HEALTH SERVICES, INC.
                        Convertible Debentures due 2020

No. R-1                                        CUSIP: 913903AJ9
Issue Date: June 23, 2000                      Original Issue Discount: $574.10
Issue Price:  $425.90                          (for each $1,000 Principal
(for each $1,000 Principal                     Amount at Maturity)
Amount at Maturity)

     UNIVERSAL HEALTH SERVICES, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of FOUR HUNDRED MILLION DOLLARS ($400,000,000) on June 23, 2020.

     This Security shall bear interest as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated:  _____________                          UNIVERSAL HEALTH SERVICES, INC.


                                               By
                                                  ------------------------------
                                                  Title:



TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

BANK ONE TRUST COMPANY, N.A.,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture (as defined on the other side of this Security).


By
   -------------------------
     Authorized Signatory

Dated:  ____________________

                        UNIVERSAL HEALTH SERVICES, INC.
                        Convertible Debentures due 2020

No. R-2                                        CUSIP: 913903AJ9
Issue Date: June 23, 2000                      Original Issue Discount: $574.10
Issue Price:  $425.90                          (for each $1,000 Principal
(for each $1,000 Principal                     Amount at Maturity)
Amount at Maturity)

     UNIVERSAL HEALTH SERVICES, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of ONE HUNDRED EIGHTY SIX MILLION AND NINE HUNDRED NINETY TWO THOUSAND DOLLARS ($186,992,000) on June 23, 2020.

     This Security shall bear interest as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated:  _____________                          UNIVERSAL HEALTH SERVICES, INC.


                                               By
                                                  ------------------------------
                                                  Title:



TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

BANK ONE TRUST COMPANY, N.A.,
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture (as defined on the other side of this Security).



By
   -------------------------
     Authorized Signatory

Dated:  ____________________

                            REVERSE SIDE OF SECURITY

                         Convertible Debentures Due 2020

1.   Cash Interest; Original Issue Discount.

     The Company promises to pay interest in cash on the Principal Amount at Maturity of this Security at the rate per annum of 0.426%. The Company will pay cash interest semiannually in arrears on June 23 and December 23 of each year (each an "Interest Payment Date") to Holders of record at the close of business on each June 8 or December 8 (whether or not a business day) (each a "Regular Record Date") immediately preceding such Interest Payment Date. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal, or if shares of Class B Common Stock (or cash in lieu of fractional shares) in respect of a conversion of this Security in accordance with the terms of Article 11 of the Indenture are not delivered when due, at the rate borne by the Securities plus 1% per annum, and it shall pay interest in cash on overdue installments of cash interest at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand.

     Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, together with regular cash interest, shall accrue at 5.00% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

2.   Method of Payment.

     Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and cash interest on this Security and in respect of Redemption Prices, Purchase Prices and Change in Control Purchase Prices to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.   Paying Agent, Conversion Agent and Registrar.

     Initially, Bank One Trust Company, N.A., a national banking association (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.   Indenture.

     The Company issued the Securities under an Indenture dated as of June 23, 2000 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured obligations of the Company limited to $586,992,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   Redemption at the Option of the Company.

     No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to June 23, 2006.

     The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.


                                                     (1)                (2)                    (3)
                                                                      Accrued               Redemption
                                                                   Original Issue              Price
            Redemption Date                       Issue Price         Discount               (1) + (2)
            ---------------                       -----------      --------------           ----------

June 23, 2006........................               $425.90           $117.51                $  543.41
June 23, 2007........................               $425.90           $140.70                $  566.60
June 23, 2008........................               $425.90           $165.07                $  590.97
June 23, 2009........................               $425.90           $190.68                $  616.58
June 23, 2010........................               $425.90           $217.58                $  643.48
June 23, 2011........................               $425.90           $245.84                $  671.74
June 23, 2012........................               $425.90           $275.53                $  701.43
June 23, 2013........................               $425.90           $306.73                $  732.63
June 23, 2014........................               $425.90           $339.51                $  765.41
June 23, 2015........................               $425.90           $373.94                $  799.84
June 23, 2016........................               $425.90           $410.12                $  836.02
June 23, 2017........................               $425.90           $448.13                $  874.03
June 23, 2018........................               $425.90           $488.06                $  913.96
June 23, 2019........................               $425.90           $530.02                $  955.92
At Stated Maturity...................               $425.90           $574.10                $1,000.00

     If converted to a semiannual coupon debenture following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion through the Redemption Date; but in no event will this Security be redeemable before June 23, 2006.

6.   Purchase By the Company at the Option of the Holder.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

     Purchase Date               Purchase Price
     -------------               --------------
     June 23, 2006                  $543.41
     June 23, 2010                  $643.48
     June 23, 2015                  $799.84

     The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount and accrued and unpaid cash interest to the Purchase Date) may be paid, at the option of the Company, in cash or shares of Class B Common Stock or any combination thereof.

     If prior to a Purchase Date this Security has been converted to a semiannual coupon debenture following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to, but excluding, the Purchase Date.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Securities held by such Holder 35 Business Days after the occurrence of a Change in Control of the Company occurring on or prior to June 23, 2006 for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount and accrued and unpaid cash interest to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. If prior to a Change in Control Purchase Date this Security has been converted to a semiannual coupon debenture following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

     Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, such Securities will cease to be outstanding and Original Issue Discount and cash interest shall cease to accrue on such Securities (or portions thereof) and will be deemed paid immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, whether or not such Securities have been delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Security).

7.   Notice of Redemption.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

8.   Conversion.

     Subject to the next two succeeding sentences, a Holder of a Security may convert it into Class B Common Stock of the Company at any time before the close of business on June 23, 2020. If the Security is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 5.6024 shares of Class B Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Class B Common Stock.

     In the event the Company exercises its option pursuant to Section 10.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Class B Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities to be redeemed on a date within such period or on the next Interest Payment
Date) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive.

Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

     To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

     A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Class B Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (or interest if the Company has exercised its option provided for in paragraph 10 hereof) and (except as provided below) accrued cash interest attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 10 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) or the date on which interest was last paid through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Class B Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Class B Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 10 hereof) and cash interest accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof. Notwithstanding the foregoing, accrued but unpaid interest will be payable upon conversion of Securities made concurrently with or after acceleration of Securities following an Event of Default.

     The Conversion Rate will be adjusted for dividends or distributions on Class B Common Stock payable in Class B Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Class B Common Stock; distributions to all holders of Class B Common Stock of certain rights to purchase Class B Common Stock for a period expiring within 45 days at less than the Market Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

     If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Class B Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.   Conversion Arrangement on Call for Redemption.

     Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Class B Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

10.  Tax Event

     (a) From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, interest in lieu of future Original Issue Discount and regular cash interest shall accrue at the rate of 5.00% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on June 23 and December 23 of each year (each an "Interest Payment Date") to Holders of record at the close of business on June 8 or December 8 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

     (b) Cash interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such cash interest at the office or agency of the Company maintained for such purpose. Each installment of cash interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

     (c) Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 10.02(b) of the Indenture.

11.  Denominations; Transfer; Exchange.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.  Persons Deemed Owners.

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.  Unclaimed Money or Securities.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.  Amendment; Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 or Section 11.14 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

15.  Defaults and Remedies.

     Under the Indenture, Events of Default include (i) default in the payment of any cash interest upon any Security when such interest becomes due and payable, and such default in payment of interest shall continue for 30 days;
(ii) default in the payment of the Principal Amount at Maturity (or, if the Securities have been converted to semiannual coupon debentures following a Tax Event pursuant to Article 10, the Restated Principal Amount), Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise; (iii) failure by the Company to deliver shares of Class B Common Stock (together with cash in lieu of fractional shares) when such Class B Common Stock (or cash in lieu of fractional shares) is required to be delivered upon conversion of a Security and such failure continues for 10 days;
(iv) failure by the Company to comply with any of its agreements in the Securities or the Indenture (other than those referred to in clauses (i), (ii) and (iii) above) and such failure continues for 30 days after receipt by the Company of a Notice of Default; (v) there shall be (a) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Significant Subsidiary or by any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary or under any guarantee of payment of Indebtedness by the Company or any Significant Subsidiary or by any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary, whether such Indebtedness or guarantee now exists or shall hereafter be created, and the effect of such default is to cause such Indebtedness (or Indebtedness so guaranteed) to become due prior to its stated maturity or (b) a failure to pay at the stated maturity of any such Indebtedness (or Indebtedness so guaranteed) any amounts then due and owing thereunder; provided, however, that no Default under this clause (v) shall exist if all such defaults and failures to pay relate to Indebtedness (including Indebtedness so guaranteed) with an aggregate principal amount of not more than $5,000,000 at the time outstanding; (vi) final judgments for the payment of money which in the aggregate exceed $5,000,000 at the time outstanding shall be rendered against the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after such judgment becomes final and nonappealable; or (vii) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

16.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a

Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication.

     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19.  Abbreviations.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  GOVERNING LAW.

     THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                             ----------------------

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

          Universal Health Services, Inc.
          Universal Corporate Center
          P.O. Box 61558
          367 South Gulph Road
          King of Prussia, Pennsylvania 19406-0958

ASSIGNMENT FORM                         CONVERSION NOTICE
To assign this Security, fill in the    To convert this Security into Class B
 form below:                            Common Stock of the Company, check
I or we assign and transfer this        the box:
 Security to
_____________________________________
(Insert assignee's soc. sec. or tax     To convert only part of this
 ID no.)                                Security, state the Principal Amount
____________________________________    at Maturity to be converted (which
____________________________________    must be $1,000 or an integral
____________________________________    multiple of $1,000):
(Print or type assignee's name,         $__________________________
 address and zip code)                  If you want the stock certificate
and irrevocably appoint                 made out in another person's name,
_____________________ agent to          fill in the form below:
 transfer this Security on the books    _____________________________________
 of the Company.  The agent may         (Insert other person's soc. sec. or
 substitute another to act for him.     tax ID no.)
                                        ____________________________________
                                        ____________________________________
                                        ____________________________________
                                        ____________________________________
                                        (Print or type other person's name,
                                        address and zip code)
______________________________________________________________________________
Date:  _____________________  Your Signature:_________________________________

______________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)


                              Transfer Certificate


     In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ Principal Amount at Maturity of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

      [_] A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

      [_] The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

      [_] The transfer of the Surrendered Securities is to an institutional accredited investor, as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

      [_] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

      [_] The transfer of the Surrendered Securities is pursuant to an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act; or

      [_] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act .

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

      [_] The transferee is an Affiliate of the Company.


DATE:
      ----------------------             ----------------------
                                              Signature(s)

           (If the registered owner is a corporation, partnership or
            fiduciary, the title of the Person signing on behalf of
                     such registered owner must be stated.)